Exhibit 10.1

Execution

MUTUAL RELEASE AGREEMENT

This MUTUAL RELEASE AGREEMENT (“Agreement”) is being entered as of May 14, 2015 (the “Execution Date”) by and among Hampshire Group, Limited, a Delaware corporation (“Hampshire”), Hampshire International, LLC, a Delaware limited liability company (“International,” and with Hampshire and their respective affiliates and subsidiaries, the “Hampshire Companies”), and David Gren, on behalf of and for the benefit of himself, his heirs, assigns and representatives (“Gren”) (Gren, International and Hampshire are collectively referred to as the “Parties”), to resolve any and all claims, differences or issues, whether known or presently unknown, between them, including without limitation, claims relating in any way to Gren’s employment with the Hampshire Companies or the termination of his employment, up to and including the date this Agreement is executed, with prejudice.

WHEREAS, Gren has been employed as the President and General Manager of International and Rio Garment S.A., a Sociedad Anónima formed under the laws of Honduras (“Rio”), an entity owned by Hampshire and International;

WHEREAS, the Parties are party to an Amended and Restated Employment Agreement dated as of July 24, 2013 (the “Employment Agreement”);

WHEREAS, Hampshire, International, Rio, Gren and Minor Valle have entered into a Stock Purchase Agreement dated as of April 10, 2015, as amended (the “Stock Purchase Agreement”), pursuant to which Hampshire and International are selling all of the stock of Rio to Gren and Minor Valle (the “Sale”); and

WHEREAS, as a condition and inducement to Hampshire and International to enter into the Stock Purchase Agreement and complete the Sale, Gren has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, agreements and representations contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.     Gren hereby resigns as an employee and officer of, and from any other capacity he may hold with, the Hampshire Companies effective as of May 8, 2015 (the “Termination Date”). As of the Termination Date, the Employment Agreement is deemed terminated and shall be of no further force and effect and Hampshire, International and Gren are released from any obligations thereunder, including, without limitation, all economic obligations of Hampshire and International set forth therein. Upon execution of this Agreement, Hampshire shall enter into a consulting agreement with Pure Fresh Coast, LLC in the form attached hereto (“Consulting Agreement”).

2.     In consideration for this Agreement and Gren’s general release of claims hereunder, provided that Gren fully complies with and does not breach this Agreement and does not revoke his release of certain age discrimination claims as provided in Paragraph 25, Hampshire agrees to pay Gren a severance payment in the gross amount of $5,000 (the “Severance Amount”). Hampshire shall deduct from the payment all normal tax withholdings and deductions which it is required by law to make. The Severance Amount shall be paid on June 15, 2015. Gren agrees that Hampshire may setoff against the Severance Amount as and when payable any personal expenses incurred by Gren using company issued credit cards.

3.     In addition to the consideration described above, independent of this Agreement, Hampshire will pay Gren (i) on the next regularly scheduled payroll date, all of his earned and unpaid salary through the Termination Date and (ii) on or before June 15, 2015, accrued but unused vacation pay, sick pay and floating holiday pay through the Termination Date, less, in all cases, all normal tax withholdings and deductions which Hampshire is required by law to make.

4.     Gren acknowledges that the consideration set forth above in Paragraph 2 is satisfactory and adequate in exchange for his promises, covenants, and release of claims contained herein. Gren further acknowledges that the consideration described above in Paragraph 2 is more than the Hampshire Companies is required to provide under its normal policies, practices or employee benefit plans and represents benefits to which he is not otherwise entitled.

5.     Gren understands that he shall receive no wages, severance or any other payments or benefits from the Hampshire Companies other than as specified in this Agreement.

6.     Upon the Parties’ execution of this Agreement, and in consideration of the payments and other benefits described above in Paragraph 2 and elsewhere in this Agreement, Gren hereby unconditionally releases and completely and forever discharges each member of the Hampshire Companies and its respective officers, directors, partners, shareholders, members, agents, attorneys, employees, consultants, successors and assigns and its and their insureds and insurers (collectively, “Released Parties”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, at law or in equity (collectively, “Claims”) that he now has, or at any time heretofore has had, or in the future may have, against the Hampshire Companies, or any member thereof, for any and all reasons relating to or arising out of any matter, cause or thing whatsoever which occurred or existed on or prior to the Execution Date, including without limitation any Claims based on or relating to his employment with the Hampshire Companies or the termination of that employment. Without limiting the generality of the foregoing, Gren specifically releases the Released Parties from any rights or Claims which he may have under:

●	the Employment Agreement;

●	based upon Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, creed, national origin, religion or sex;

●	Section 1981 (42 U.S.C. § 1981, et seq.), which prohibits discrimination based on race;

●	the Equal Pay Act, which prohibits paying men and women unequal pay for equal work;

●	the Lilly Ledbetter Fair Pay Act, which prohibits discrimination in pay on the basis of protected characteristics;

●	the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, which prohibits discrimination on the basis of age;

●	the Americans with Disabilities Act of 1990, as amended, which prohibits discrimination against disabled persons;

●	the Employee Retirement Income Security Act, which regulates employment benefits;

●	the National Labor Relations Act;

●	the New York State Human Rights Law; the New York Civil Rights Law;

●	the New York Labor Law;

●	any other federal, state or local laws or regulations prohibiting discrimination in the workplace or which otherwise regulate employment terms and conditions; and

●

any Claim for unfair treatment, violation of public policy, breach of express or implied contract, wrongful discharge, intentional or negligent infliction of emotional distress, or any other Claims arising under common law which relate in any way to Gren’s employment with the Hampshire Companies, or the termination of that employment, up to and including the Execution Date.

Notwithstanding the foregoing, the claims released and discharged under this Agreement shall in no event include any Claims by Gren for indemnification as a director, officer, employee or agent of the Hampshire Companies to the fullest extent required under applicable contract, law, bylaws, or charter provisions.

7.     Upon the Parties’ execution of this Agreement, and in consideration of the release provided by Gren in Paragraph 6, Hampshire and International hereby unconditionally release and completely and forever discharge Gren from any and all Claims that they now have, or at any time heretofore have had, or in the future may have, against Gren for any and all reasons relating to or arising out of any matter, cause or thing whatsoever which occurred or existed on or prior to the Execution Date, including without limitation any Claims based on or relating to his employment with the Hampshire Companies or the termination of that employment.

8.     The Claims released by this Agreement include Claims that the Parties know about and those that they may not know about up through the date of execution of this Agreement.

9.     Anything in this Agreement to the contrary notwithstanding, the Claims released by this Agreement do not include or release: (a) any obligations that any Party may have under the Stock Purchase Agreement, this Agreement or the Consulting Agreement, (b) any obligations that any Party may have under (i) that certain Amended and Restated Voting Agreement dated as of April 5, 2013 among Hampshire, Gren, Paul Buxbaum , YIH III, LLC and BGY II, LLC and (ii) that certain Stockholder Rights Agreement, dated as of August 25, 2011, as amended, by and among Hampshire, Gren, Paul Buxbaum and YIH III, LLC, (c) the obligation of Gren to reimburse Hampshire and International for personal expenses incurred using company issued credit cards, (d) any obligations that any Party may have under that certain Option Grant Notice and Agreement, dated as of March 30, 2012, by and between Hampshire and Gren, (e) any obligations that any Party may have under that certain Indemnification Agreement dated as of August 25, 2011 between Hampshire and Gren, (f) any rights that Gren may have under any provision of any director and officers liability insurance policy of Hampshire, and (g) any obligation the Hampshire Companies or the Released Parties may owe to Gren in his capacity as a stockholder.

10.     Gren confirms that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against any of the Released Parties based on his employment with the Hampshire Companies or the termination of that employment to date or any other Claim released hereby. Gren promises never to file any complaint, demand for arbitration, or lawsuit against Hampshire or any of the Released Parties, or allow any other party acting on his behalf to do so, based on or asserting any Claims relating to his employment with the Hampshire Companies, the termination of his employment with the Hampshire Companies, or any of the Claims released herein. Notwithstanding the broad scope of the general release of Claims above, the general release is not intended to bar any claims that, as a matter of law, whether by statute or otherwise, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits.  Nothing in this Agreement is intended to interfere with Gren’s right to file a charge or participate in an administrative investigation or proceeding; provided, however, that Gren expressly releases and waives his right to recovery of any type, including back pay, front pay, compensatory damages, liquidated or punitive damages, attorney’s fees, reinstatement, or any other benefit, in any administrative or court action, whether state or federal, and whether brought by Gren or on his behalf, related in any way to the matters released herein.

11.     Hampshire and International confirm that they have not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against Gren based on his employment with the Hampshire Companies or the termination of that employment to date or any other Claim released hereby. Hampshire and International promise never to file any complaint, demand for arbitration, or lawsuit against Gren, or allow any other party acting on its behalf to do so, based on or asserting any Claims relating to his employment with the Hampshire Companies, the termination of his employment with the Hampshire Companies, or any of the Claims released herein. Notwithstanding the broad scope of the general release of Claims above, the general release is not intended to bar any claims that, as a matter of law, whether by statute or otherwise, may not be waived. Nothing in this Agreement is intended to interfere with Hampshire’s or International’s right to participate in an administrative investigation or proceeding.

12.     The Parties recognize that nothing herein is meant to preclude any Party from recovering attorney’s fees or costs specifically authorized under federal or state law in any subsequent litigation between the Parties. The Parties are likewise not waiving any right to any restitution, recoupment or setoff against another Party which is permitted by law should such other Party later sue any of the Parties based on Claims released herein.

13.     In conjunction with the execution of this Agreement and for the consideration received herein, the Parties further agree to take no action and make no statement which is inconsistent with their respective obligations contained in this Agreement.

14.     Gren confirms that on his last day of employment, he has returned all materials, property, or confidential information belonging to the Hampshire Companies and that he has not retained any such items other than certain computer equipment as permitted by the Stock Purchase Agreement.

15.     For the consideration set forth above, the Parties agree not to make any statement, whether oral or written, which in any way disparages the other Parties or any of the Released Parties.

16.     By entering into this Agreement, the Parties do not admit and expressly deny that they have violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment or employment discrimination.

17.     This Agreement and the Stock Purchase Agreement and the ancillary agreements related thereto reflect the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof, and any other prior agreements between them are hereby terminated and shall have no other force or effect except as provided in Paragraph 9.

18.     THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS AND REGULATIONS (WITHOUT GIVING EFFECT TO PRINCIPALS OF CONFLICTS OF LAW) OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN. IN ANY ACTION BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR OTHERWISE, (A) EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, (B) IF ANY SUCH ACTION IS COMMENCED IN A STATE COURT, THEN, SUBJECT TO APPLICABLE LAW, NO PARTY SHALL OBJECT TO THE REMOVAL OF SUCH ACTION TO ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK; (C) EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY, (D) EACH OF THE PARTIES IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY FIRST CLASS CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BELOW THAT NAMES OF THE PARTIES ON THE SIGNATURE PAGE HERETO, AND (E) THE PREVAILING PARTIES SHALL BE ENTITLED TO RECOVER THEIR REASONABLE ATTORNEYS’ FEES, COSTS AND DISBURSEMENTS FROM THE OTHER PARTIES (IN ADDITION TO ANY OTHER RELIEF TO WHICH THE PREVAILING PARTIES MAY BE ENTITLED).THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT, WHETHER IN WHOLE OR IN PART, SHALL NOT IN ANY WAY AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION CONTAINED HEREIN.

19.     Gren acknowledges that he has consulted with an attorney before signing this Agreement.

20.     In view of the fact that each of the Parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all Parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.

21.     Gren acknowledges that he is aware that his is in possession of material, non-public information concerning the Hampshire Companies and that the United States securities laws and regulations restrict any person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Further Gren acknowledges and agrees that the transfer of the stock of Hampshire that he owns is restricted under United States securities laws and regulations, including Rule 144 promulgated thereunder, and agrees to effect any transactions in such stock in compliance with such laws and regulations.

22.     Gren agrees that, during the period beginning on the Execution Date and ending one hundred and eighty (180) days after the Execution Date (the “Lock-Up Period”), he shall not: (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any shares of common stock of Hampshire or any securities convertible into, exercisable for, or exchangeable for shares of common stock of Hampshire or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of Hampshire, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Gren agrees and consents to the entry of stop transfer instructions with Hampshire's transfer agent and registrar relating to the transfer of Gren's shares of common stock except in compliance with the restrictions described above.

23.     GREN ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT. GREN UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS RELATING TO HIS EMPLOYMENT AND THE TERMINATION OF HIS EMPLOYMENT WITH THE Hampshire COMPANIES TO DATE AGAINST ALL RELEASED PARTIES.

24.     GREN  UNDERSTANDS THAT HE IS BEING GIVEN A PERIOD OF TWENTY-ONE (21) CALENDAR DAYS TO REVIEW AND CONSIDER THIS AGREEMENT BEFORE SIGNING IT, WHICH HE ACKNOWLEDGES IS A REASONABLE PERIOD OF TIME TO REVIEW AND CONSIDER THE AGREEMENT.  IF GREN SIGNS THE AGREEMENT BEFORE THE EXPIRATION OF THAT 21-DAY PERIOD, HE ACKNOWLEDGES THAT HE HAS HAD ENOUGH TIME TO MAKE THE DECISION TO ENTER INTO THE AGREEMENT.

25.     GREN has seven (7) days following the execution of the Agreement to revoke that portion of the Agreement that releases and discharges Claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (“ADEA”).  Any such revocation shall be as to ADEA claims alone and shall not affect the validity and enforceability of any other provision of this Agreement.  IF GREN REVOKES THIS AGREEMENT AS TO ADEA CLAIMS, GREN SHALL NOT RECEIVE THE SEVERANCE AMOUNT OF FIVE THOUSAND DOLLARS ($5,000.00) THAT IS DUE AFTER THE DATE HEREOF.  In order to be effective, Gren’s revocation must be in writing and must be received by PAUL M. BUXBAUM, CHIEF EXECUTIVE OFFICER, HAMPSHIRE GROUP, LIMITED, 114 W. 41ST ST., NEW YORK, NY 10036 no later than the close of business on the seventh (7th) day after Gren signs the Agreement.

[continued and to be signed on the following page]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Mutual Release Agreement.

HAMPSHIRE GROUP, LIMITED

By: /s/ Paul M. Buxbaum_______

             Paul M. Buxbaum

             Chief Executive Officer

Address:

Hampshire Group, Limited

114 West 41st Street

New York, NY 10036

Attention: Paul M. Buxbaum, CEO

Facsimile: __________________

Email: pbuxbaum@hamp.com

HAMPSHIRE INTERNATIONAL, LLC

By:  /s/ Paul M. Buxbaum_______

             Paul M. Buxbaum

             Chief Executive Officer

Address:

Hampshire Group, Limited

114 West 41st Street

New York, NY 10036

Attention: Paul M. Buxbaum, CEO

Facsimile: __________________

Email: pbuxbaum@hamp.com

GREN /s/ David Gren_________________

David Gren

Address:

c/o Rio Garments

ZIP Rio Blanco Nave #10

San Pedro Sula, Cortes

HONDURAS

Facsimile: (989) 624-0023

Email: dlg2569@gmail.com

Form of Consulting Agreement

[See Exhibit 10.2]